Exhibit 10.1

NINTH AMENDMENT OF LEASE

(2nd Floor (including Mezzanine), 3rd, 4th, 5th, 21st, 22nd, 23rd, 24th, 26th 27th, 28th, 29th, 30th, 31st, 36th, 39th and 40th Floors at 512 Seventh Avenue and 2nd and Part of 3rd at 500 Seventh Avenue)

THIS NINTH AMENDMENT OF LEASE (this “Agreement” or “Ninth Amendment”) is made as of May 14, 2018 (the “Effective Date”), by and between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New York limited partnership (“Landlord”) having an address c/o The Chetrit Group LLC, 512 Seventh Avenue, 16th Floor, New York, New York 10018, and G-III LEATHER FASHIONS, INC., a New York corporation, having an address at 512 Seventh Avenue, New York, New York, 10018 (“Tenant”).

RECITALS:

WHEREAS, 500/512 Seventh Avenue Associates, Landlord’s predecessor-in-interest, and BET Studio LLC, Tenant’s predecessor-in-interest, entered into a certain agreement of Lease dated as of April 23, 1997 (“Original Lease”), as amended by (i) the First Amendment to Lease dated as of July 1, 2000 (“First Amendment”), (ii) the Second Amendment to Lease dated as of May 1, 2001 (“Second Amendment”), (iii) the Third Amendment of Lease dated as of March 26, 2010 (“Third Amendment”), (iv) the Fourth Amendment of Lease dated as of September 1, 2010 (“Fourth Amendment”), (v) the Fifth Amendment of Lease dated as of November 2, 2010 (“Fifth Amendment”), (vi) the Sixth Amendment of Lease dated as of May 23, 2013 (“Sixth Amendment”), (vii) the Seventh Amendment of Lease dated as of April 25, 2014 and (viii) the Eighth Amendment of Lease dated as of June 16, 2016 (collectively, and as amended hereby, the “Lease”) currently for the 2nd Floor Space (including Mezzanine), the 3rd, 4th, 5th, 21st, 22nd, 23rd, 24th, 27th, 28th, 29th, 30th, 31st, 36th, 39th and 40th Floors (collectively, the “Premises”) as more particularly described in the Lease, in the office building located at and known as 512 Seventh Avenue, New York, New York (the “Building”); and

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WHEREAS, Landlord and Tenant desire to add to the Premises (i) the entire rentable area (north and south) of the 2nd Floor and the north portion of the 3rd Floor of the building known as 500 Seventh Avenue, New York, New York (collectively the “2, 3 at 500 Space”), and (ii) the entire rentable portion of the 26th Floor of the Building (“26th Floor Space”), each as more fully described in Exhibit A annexed hereto and made a part hereof, for a term expiring March 31, 2028. The 2, 3 at 500 Space and the 26th Floor Space are hereafter collectively referred to as the “Additional Space”; and

WHEREAS, Landlord and Tenant have agreed, for the purposes of this Amendment, that the rentable square footage of the 2, 3 at 500 Space is 56,000 and that the rentable square footage of the 26th Floor Space is 11,500 irrespective of the actual rentable square footages of said spaces; and

WHEREAS, Tenant is desirous of exercising its option to renew its lease of the 2nd Floor Space (including Mezzanine) in the Building in accordance with and at the rates set forth in the Sixth Amendment of Lease; and

WHEREAS, Landlord and Tenant desire to set forth the terms of Tenant’s option to renew the Lease (for a renewal term of five (5) years) with respect to (i) the 2, 3 at 500 Space, (ii) 26th Floor Space and (iii) the 2nd Floor Space (including Mezzanine); and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

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1.       Recitals; Definitions. The Recitals set forth above are true and correct and are incorporated herein and form a part of this Agreement. Unless otherwise defined in this Agreement, all terms used in this Agreement that are defined in the Lease shall have the meanings ascribed to them in the Lease.

2.       Additional Space Term. Landlord and Tenant agree that the term of the Lease is hereby extended with regard to the Additional Space only, to March 31, 2028. In addition, pursuant to paragraph 11 below, Tenant exercised its Renewal Option with respect to the 2nd Floor Space (including Mezzanine). The extension of the term of the Lease to March 31, 2028 (subject to renewals as set forth below) for the Additional Space and the 2nd Floor Space (including Mezzanine) does not extend Tenant’s right to occupy the balance of the Premises (i.e., the 3rd, 4th, 5th, 21st, 22nd, 23rd, 24th, 27th, 29th, 31st, 36th, 39th and 40th Floors). Tenant acknowledges and agrees that the Tenant’s right to occupy the 21st, 22nd, 23rd, 24th, 29th, 31st, 36th, 39th and 40th Floors) expires on March 31, 2023 (with an option to renew through March 31, 2028) and that Tenant’s right to occupy the 28th and 30th Floors expires on December 31, 2023 (with an option to renew through December 31, 2028) and that Tenant’s right to occupy the 3rd, 4th and 5th Floors expires May 31, 2026 (with an option to renew through Mary 31, 2031), pursuant to the terms of the several Lease Amendments identified above, subject, however, to the options to renew set forth in such Lease Amendments.

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3.       Use. Subject to the provisions of this paragraph 3, the 2nd Floor Space (including Mezzanine) and the 2, 3 at 500 Space and floors 4 and 5 of the Building may be used for showrooms, designer space, sales offices and general office use for Tenant’s business, and for no other purpose. Tenant shall not use or allow the Additional Space to or any part to be used or occupied for any unlawful purpose or in violation of the certificate of occupancy for the buildings. Tenant may, at its sole cost and expense, using professionals reasonably approved by Landlord, seek to change the use of the 2nd Floor Space (including Mezzanine) and the 2,3 at 500 Space and floors 4 and 5 of the Premises to allow a retail use for the sale of garments and accessories, provided that such uses are permitted “as of right” under applicable zoning resolutions and ordinances, and are permitted under the Ground Lease, or if not permitted under the Ground Lease, with the consent of the Ground Lessor under the Ground Lease, which consent shall be obtained by Tenant at its sole cost and expense. Tenant shall not permit any use of the Premises that is not permitted under the Ground Lease or by applicable law. In the event Tenant is able to change the use to retail for any of the spaces identified in this Paragraph, and sublets said spaces (in accordance with the terms of the Lease) for a retail use, Landlord agrees that, notwithstanding anything set forth to the contrary in the Lease, Tenant shall not be required to share with Landlord any profit or sublet fees or sublet rents that Tenant achieves from a sublet of such spaces for retail purposes.

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4.       Additional Space Inclusion. The Premises are expanded to include each of (i) the 2nd (north and south portion) and 3rd (north portion) Floors of the 500 Seventh Avenue building for the period commencing on the Delivery Date and ending March 31, 2028 and (ii) the 26th Floor Space of the Building commencing on the date of this Amendment and ending on March 31, 2028 (the “Additional Space Term”). Landlord and Tenant agree that the rentable square footages of the Additional Space set forth above have been agreed upon by Landlord and Tenant, do not reflect the actual rentable square footage of either of the Additional Spaces, and are not subject to re-measurement. Tenant acknowledges that (i) Tenant is in possession of the 26th Floor Space, and accepts the 26th Floor Space as of the date hereof in its “as is’ condition, and (ii) Landlord may complete Landlord’s Work on each of the 2nd and 3rd floors at 500 Seventh at different times, and agrees to deliver possession of each such floor, in the condition required hereunder, when Landlord’s Work on such floor has been completed. For the purposes of this Agreement, the “Delivery Date” shall be the date upon which Landlord gives or has given Tenant possession of both floors of the 2, 3 at 500 Space pursuant to the terms of the Lease, in their “as is”, “where is” condition, with all faults; provided however, that (A) Landlord shall, prior to the Delivery Date, complete Landlord’s Work to each floor as set forth on Exhibit B attached hereto and made a part hereof in a good and workmanlike manner and (B) the 2, 3 at 500 Space shall, on the Delivery Date, be free of (i) all tenancies and occupants other than Tenant and its employees, agents and subsidiaries, (ii) violations (other than violations caused by Tenant or Tenant’s agents, contractors or employees) that would prevent Tenant from obtaining a work permit for the performance of Tenant’s Initial Work (as hereafter defined), and (iii) asbestos in friable condition. Tenant agrees that if at any time, it uncovers asbestos while making improvements to the 2, 3 at 500 Space and the asbestos is not in friable condition, or is or can be encapsulated, then Landlord will have no obligation to remove the asbestos. By way of example, if there is VAT tile, which is covered, or shall be covered by Tenant with other floor covering, Landlord shall have no obligation to remove the VAT tile. If Tenant elects to perform demolition work within the 2, 3 at 500 Space, Landlord agrees to obtain for Tenant an ACP-5 for any such work within twenty (20) days after receipt from Tenant of demolition plans for the 2, 3 at 500 Space. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO REPRESENTATION OR WARRANTY TO TENANT, EXPRESS OR IMPLIED, RESPECTING THE CONDITION OF THE ADDITIONAL SPACE LEASED HEREUNDER OR THE BUILDING, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, CONDITION OR TENANTABILITY, OR (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Except for the removal of asbestos in friable condition, if any from the 2, 3 at 500 Space (as expressly required pursuant to this Article 4 of this Agreement), Landlord shall not be obligated or required to do any work or make any alterations or decorations or install any fixtures, equipment or improvements or make any repairs or replacements to the Additional Space to prepare or fit the same for Tenant’s use or for any other reason whatsoever except for the work described on Exhibit B hereto. Except as expressly set forth herein, Landlord shall not be obligated or required to pay any work contribution or construction allowance in connection with Tenant’s lease of the Additional Space. Landlord agrees to provide Tenant exclusive use of Passenger Elevators #1, #2, #7, #8 and #9 in the Building (as shown on Exhibit D hereof), and space in the lobby of the Building to install a desk, each no later than June 30, 2019, with the size, material and design of such desk to be approved by Landlord in its sole discretion, to be manned by Tenant personnel. Tenant shall be permitted to cause Passenger Elevators #1, #2, #7, #8 and #9 to be programmed to stop at floors of the Premise in the Building, at Tenant’s choice.

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5.       Fixed Rent for 2, 3 at 500 Space During Additional Space Term. During the Additional Space Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 2, 3 at 500 Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (2, 3 at 500 Space)
Delivery Date – March 31, 2019	$2,380,000.00 per annum ($198,333.33 per month)
April 1, 2019 – March 31, 2020	$2,439,500.00 per annum ($203,291.67 per month)
April 1, 2020 – March 31, 2021	$2,500,487.50 per annum ($208,373.96 per month)
April 1, 2021 – March 31, 2022	$2,674,999.69 per annum ($222,916.64 per month)
April 1, 2022 – March 31, 2023	$2,741,874.68 per annum ($228,489.56 per month)
April 1, 2023 – March 31, 2024	$2,922,421.52 per annum ($243,535.13 per month)
April 1, 2024 – March 31, 2025	$2,995,482.09 per annum ($249,623.51 per month)
April 1, 2025 – March 31, 2026	$3,070,369.14 per annum ($255,864.09 per month)
April 1, 2026 – March 31, 2027	$3,147,128.37 per annum ($262,260.70 per month)
April 1, 2027 – March 31, 2028	$3,225,806.58 per annum ($268,817.21 per month)

Provided and on the condition that Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure periods as of the date of the application of the credit, Tenant shall be entitled to a credit against the obligation to pay Fixed Rent for the 2, 3 at 500 Space only, in the aggregate amount of $3,507,512.56 (“2, 3 at 500 Space Credit”) to be applied only against the Fixed Rent for the 2, 3 at 500 Space as of the Delivery Date until exhausted. Except for the 2, 3 at 500 Space Credit and as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 2, 3 at 500 Space.

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6.       Fixed Rent for 26th Floor Space During Additional Space Term. During the Additional Space Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 26th Floor Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (26th Floor Space)
May 14, 2018 – March 31, 2019	$517,500.00 per annum ($43,125.00 per month)
April 1, 2019 – March 31, 2020	$530,437.50 per annum ($44,203.13 per month)
April 1, 2020 – March 31, 2021	$543,698.44 per annum ($45,308.20 per month)
April 1, 2021 – March 31, 2022	$557,290.90 per annum ($46,440.91 per month)
April 1, 2022 – March 31, 2023	$571,223.17 per annum ($47,601.93 per month)
April 1, 2023 – March 31, 2024	$608,503.75 per annum ($50,708.65 per month)
April 1, 2024 – March 31, 2025	$623,716.35 per annum ($51,976.36 per month)
April 1, 2025 – March 31, 2026	$639,309.26 per annum ($53,275.77 per month)
April 1, 2026 – March 31, 2027	$655,291.99 per annum ($54,607.67 per month)
April 1, 2027 – March 31, 2028	$671,674.29 per annum ($55,972.86 per month)

Tenant shall not be entitled to any free rent or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 26th Floor Space.

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7.       Electricity, Water, Sewer and Sprinkler for the Additional Space During Additional Space Term. During the Additional Space Term, Tenant shall pay for all of the following with respect to each of the 2, 3 at 500 Space and the 26th Floor Space: (i) electrical use on a ‘submetering’ basis in accordance with Article Twenty-Second of the First Amendment, (ii) water and sewer charges of $204 per month for the 2, 3 at 500 Space and $102 per month for the 26th Floor Space in accordance with Article Twenty-Third of the Original Lease, and (iii) a sprinkler supervisory service charge of $204 per month for each floor in the 2, 3 at 500 Space and $102 per month for the 26th Floor Space in accordance with Article Twenty-Fourth of the Original Lease.

8.       Real Estate Taxes for the Additional Space During Additional Space Term. During the Additional Space Term, Tenant shall pay real estate tax escalation with respect to each of the 2, 3 at 500 Space and the 26th Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year for New York City Real Estate taxes shall be the calendar year commencing January 1, 2019 and ending December 31, 2019, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption, (iii) the Percentage for the 2, 3 at 500 Space shall be 9.25%, and (iv) the Percentage for the 26th Floor Space shall be 2.25%.

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9.       Additional Rent for the Additional Space During the Additional Space Term. In addition to the Fixed Rent and specific items of additional rent set forth above, during the Additional Space Term, Tenant shall be responsible for all additional rent with respect to the Additional Space as set forth in the Lease. Except as otherwise may be expressly set forth herein or elsewhere in the Lease, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay additional rent for the Additional Space.

10.       Work Contribution. Provided Tenant shall not be in default under this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall contribute as hereinafter provided an amount (“Work Contribution”) not to exceed a maximum of $840,000.00 for the 2, 3 at 500 Space and $172,500.00 for the 26th Floor Space to be used for (a) Tenant’s actual “hard costs” of performing and completing Tenant’s build out of the Additional Space (“Tenant’s Initial Work”), which Tenant’s Initial Work shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto), (b) “Soft Costs” incurred in connection with Tenant’s Initial Work, including architectural and engineering fees and other soft costs incurred in connection with Tenant’s Initial Work (“Soft Costs” shall mean the cost of space planning, engineering and design costs, third party construction management fees, permitting, furniture, moving and other soft costs and data and voice equipment, cabling, wiring and related expenses), and (c) the actual Hard Costs and/or Soft Costs of any other alterations being performed by Tenant to the Premises on any floor of the Premises (which alterations shall be subject to Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto).

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Provided that the Lease is in full force and effect and no event of default shall have occurred and is continuing hereunder beyond the expiration of any applicable notice and cure periods, and provided further that there are no outstanding mechanic’s liens, financing statements or other liens, charges or orders in existence filed against Landlord, or against all or any portion of the Premises, or the building due to any act or omission of Tenant or any of Tenant’s contractors or affiliates that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to Tenant on account of the Work Contribution on a periodic basis as set forth below in reimbursement of the cost of the work performed by or on behalf of Tenant and paid for by Tenant for Tenant’s Initial Work and/or other alterations to the Premises (and not previously reimbursed out of disbursements from the Work Contribution). Concurrently with a request by Tenant for reimbursement out of the Work Contribution, Tenant shall provide documentation to Landlord evidencing that Tenant has retained a portion of the total amounts then due to Tenant’s general contractor which portion shall not be less than (a) ten percent (10%) until at least fifty percent (50%) of the Tenant’s Initial Work and/or other alterations to the Premises have been substantially completed and (b) five percent (5%) until all of Tenant’s Initial Work have been substantially completed. Each of Landlord’s progress payments will be limited to an amount equal to (a) the aggregate amounts theretofore paid by Tenant (as certified by an authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from Work Contribution), multiplied by (b) a fraction (which shall not exceed 1.0), the numerator of which is the amount of Work Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial Work, and/or other alterations to the Premises, then Landlord’s reasonable estimate thereof) for the performance of all of Tenant’s Initial Work and/or other alterations to the Premises shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord no more than once every sixty (60) days, such progress payments shall be made within sixty (60) days after the delivery to Landlord of requisitions therefor (the date that each requisition is delivered to Landlord being referred to herein as the “Requisition Delivery Date”), signed by an officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) copies of canceled checks or other documentation reasonably satisfactory to Landlord from Tenant’s general contractor evidencing the payment in full of the work for which such requisition is being made, and (iv) such other documents and information as Landlord may reasonably request. Provided true, correct and complete requisitions are made no more often than every sixty (60) days, and provided further that the required accompanying documentation as set forth in this Article 10 is delivered to Landlord with such requisition, such requisition shall be paid by Landlord within sixty (60) days after Landlord’s receipt of the applicable requisition. If only a portion of the requisition is rejected by Landlord as provided in this Article, Landlord shall cause the non-rejected portion of such requisition to be paid within the original sixty (60) day timeframe set forth above. Notwithstanding anything set forth above, Landlord shall review each requisition submitted by Tenant and, within ten (10) business days after the applicable Requisition Delivery Date, either (i) provide written notice to Tenant of Landlord’s approval of such requisition or (ii) provide written notice to Tenant setting forth in reasonable detail any items that in Landlord’s reasonable judgment would prevent payment of such requisition by Landlord in accordance with the provisions set forth herein. If Landlord fails to respond to Tenant’s requisition as set forth above within ten (10) business days after the Requisition Delivery Date, Tenant shall have the right to provide Landlord with a second written notice requesting such approval. Said second written notice shall include in bold uppercase writing that “PURSUANT TO THE NINTH AMENDMENT OF LEASE, LANDLORD’S FAILURE TO RESPOND TO THE ENCLOSED REQUISITION WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT OF THIS REQUEST, SHALL BE DEEMED TO MEAN THAT THE ENCLOSED REQUISITION IS APPROVED BY LANDLORD.” If Tenant provides the second notice in accordance herewith and Landlord fails to respond to the second notice within five (5) business days after Landlord’s receipt thereof, as Tenant’s sole and exclusive remedy, such requisition shall be deemed approved, subject only to any written comments from Landlord’s lender or said lender’s servicer. All requisitions shall be submitted on AIA Form G702 and G703. All requisitions must be submitted on or before August 31, 2020 (the “Final Submission Date”), time being of the essence as to such date; provided, however, if the Delivery Date is after April 1, 2018, the Final Submission Date shall be extended by the number of days after April 1, 2018 that the Delivery Date occurs. The amounts requested under Tenant’s final requisition of the Work Contribution (which shall include, without limitation, the 5% Retainage (as hereafter defined)) shall not be disbursed until all documentation required under this Article 10, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for Tenant’s Initial Work and other alterations to the Premises by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspectors shall satisfy the requirements of this subsection (A)). Notwithstanding anything set forth above to the contrary, the requirements set forth in this subsection (A) shall not be a prerequisite to payment by Landlord of the final requisition of the Work Contribution; provided, however, should Tenant fail to submit the items required by this subsection (A), Landlord shall have the absolute right to retain an amount equal to five percent (5%) of the Work Contribution (“5% Retainage”) until such time as Tenant submits the items required by this subsection (A), (B) final “as-built” plans and specifications for Tenant’s Initial Work, (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers (in each case having contracts with a value over $10,000) covering all of Tenant’s Initial Work, and (D) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of Tenant’s Initial Work. Notwithstanding anything to the contrary set forth in this Lease, the Work Contribution shall be paid by Landlord in no less than five (5) installments with each installment other than the final installment constituting no more than twenty percent (20%) of the Work Contribution. Notwithstanding anything to the contrary set forth in this Article 10, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, and Tenant shall fail to remove or bond any lien within ten (10) days after notice from Landlord of such failure, such failure shall constitute an event of default under the Lease without the requirement of any other notice of any kind, and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Under no circumstance shall Landlord be required pursuant to this Agreement to contribute in excess of the Work Contribution. Any costs in excess of the Work Contribution shall be the sole responsibility of Tenant. Tenant shall be entitled to receive a portion of the Work Contribution (which portion shall in no event exceed $202,500.00 (the “Maximum Portion”)) not actually expended by Tenant in the performance of Tenant’s Initial Work or Tenant’s other alterations and/or Soft Costs and/or not paid by Landlord as required herein, as a credit against Fixed Rent for the Additional Space, but not additional rent, for the period beginning September 1, 2020 and continuing thereafter until exhausted but only provided on the condition that at the time of application of such credit, (i) Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure periods, and (ii) Tenant has completed Tenant’s Initial Work and has provided to Landlord reasonable proof that Tenant has paid in full the cost of Tenant’s Initial 500 Work and Soft Costs. For the sake of certainty, in the event that as of September 1, 2020 with time being of the essence, Tenant shall have failed to requisition (in accordance with the Lease) a portion of the Work Contribution which exceeds the Maximum Portion, Tenant shall forever waive Tenant’s right to receive (in every respect, including, without limitation as a credit and/or as a work contribution) such excess portion of the Work Contribution over and above the Maximum Portion. No portion of the Work Contribution may be assigned by Tenant prior to the actual payment thereof by Landlord. Landlord has made no representations as to the projected cost of Tenant’s Initial Work or Soft Costs.

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11.       Fixed Rent and Additional Rent for 2nd Floor Space (including Mezzanine) for Period April 1, 2023 through March 31, 2028. Tenant hereby irrevocably exercises the Renewal Option for the 2nd Floor Space (including Mezzanine) set forth in the Sixth Amendment. Accordingly, with respect to the 2nd Floor Space (including Mezzanine), and supplementing the rent schedule for the 2nd Floor Space (including Mezzanine) for the period April 1, 2013 through March 31, 2023 set forth in the Sixth and Seventh Amendments, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 2nd Floor Space (including Mezzanine) for the period April 1, 2023 through March 31, 2028, at the rates set forth below.

Tenant and Landlord hereby confirm that the Fixed Rent for the 2nd Floor Space (including Mezzanine) for the period prior to April 1, 2023 is set forth in the Sixth and Seventh Amendments and Tenant’s obligation to pay same is in full force and effect. For purposes of additional rent for the 2nd Floor Space (including Mezzanine), Tenant shall continue through March 31, 2028 to pay electricity charges, water, sewer and sprinkler charges and real estate tax escalations as set forth in the Lease, and the base tax year for the 2nd Floor Space (including Mezzanine) through March 31, 2028 shall continue to be the New York City real estate tax year commencing July 1, 2011 and ending June 30, 2012.

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Fixed Rent for the 2nd Floor Space (including Mezzanine) for the Period April 1, 2023 through March 31, 2028
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month
April 1, 2023 – March 31, 2024	$728,044.33	$60,670.36
April 1, 2024 – March 31, 2025	$746,245.44	$62,187.12
April 1, 2025 – March 31, 2026	$764,901.57	$63,741.80
April 1, 2026 – March 31, 2027	$784,024.11	$65,335.34
April 1, 2027 – March 31, 2028	$803,624.72	$66,968.73

12.       Renewal Option with Respect to 2, 3 at 500 Space and 2nd Floor Space (including Mezzanine) at 512 Seventh. Landlord and Tenant hereby agree that the provisions of Paragraph 14 of the Third Amendment of Lease do not apply to the 2, 3 at 500 Space or the 2nd Floor Space (including Mezzanine) and that in lieu thereof, the provisions of this Paragraph 12 shall apply. Tenant shall have one option to renew the term of this Lease, as to both (but not individually) the 2, 3 at 500 Space and the 2nd Floor Space (including Mezzanine) on all of the terms and conditions set forth in the Lease, except as set forth below. The renewal option must be exercised as to both the 2, 3 at 500 Space and the 2nd Floor Space (including Mezzanine), and shall be for a term of five (5) years (the “Renewal Option”), commencing April 1, 2028 and ending March 31, 2033 (the “Renewal Term”).

(a)         The Tenant’s right to renew the term of this Lease as to the 2, 3 at 500 Space and the 2nd Floor Space (including Mezzanine) shall be conditioned on this Lease being in full force and effect and no default existing hereunder beyond the expiration of any applicable notice and cure period at the time of the delivery of the Renewal Notice (as defined below) or on the effective date of the Renewal Term. Tenant may exercise the Renewal Option by delivering written notice to Landlord, not later than April 1, 2027 (a “Renewal Notice”).

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(b)         The Renewal Option is personal to the Tenant herein named and any assignees permitted under the Lease and may not be severed from this Lease nor separately sold or assigned.

(c)         If Tenant timely exercises the Renewal Option, the term of this Lease with respect to both the 2, 3 at 500 Space and the 2nd Floor Space (including Mezzanine) shall be renewed for the Renewal Term. The renewal of this Lease with regards to the 2, 3 at 500 Space and the 2nd Floor Space (including Mezzanine) for the Renewal Term shall be on all of the same terms, covenants and conditions of the Lease, except that during the Renewal Term:

(i)       Landlord shall have no obligation to perform any work in the Premises;

(ii)       Tenant shall not be entitled to any Landlord work contribution or Landlord construction allowance; and

(iii)       Tenant shall not be entitled to any rent credit, concession or abatement.

(d)         Fixed Rent during the Renewal Term shall be as follows:

Fixed Rent for Renewal Term for 2, 3 at 500 Space
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month
April 1, 2028 – March 31, 2029	$3,474,451.74	$289,537.65
April 1, 2029 – March 31, 2030	$3,561,313.04	$296,776.09
April 1, 2030 – March 31, 2031	$3,650,345.86	$304,195.49
April 1, 2031– March 31, 2032	$3,741,604.51	$311,800.38
April 1, 2032 – March 31, 2033	$3,835,144.62	$319,595.39

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Fixed Rent in Renewal Term for 2nd Floor Space (including Mezzanine)
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month
April 1, 2028 – March 31, 2029	$883,987.19	$73,665.60
April 1, 2029 – March 31, 2030	$906,086.87	$75,507.24
April 1, 2030 – March 31, 2031	$928,739.04	$77,394.92
April 1, 2031– March 31, 2032	$951,957.52	$79,329.79
April 1, 2032 – March 31, 2033	$975,756.46	$81,313.04

With respect to each of the 2nd Floor Space (including Mezzanine), and the 2, 3 Space at 500, during the Renewal Term, Tenant shall be responsible for all additional rent including, without limitation, water, sewer and sprinkler charges, electricity charges, and real estate tax escalation as set forth in the Lease. During the Renewal Term, Tenant shall pay real estate tax escalation with respect to the 2nd Floor Space (including Mezzanine) and the 2, 3 at 500 Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing July 1, 2028 and ending June 30, 2029, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption.

13.       Renewal Option with Respect to 26th Floor Space. Landlord and Tenant hereby agree that the provisions of Paragraph 14 of the Third Amendment of Lease, do not apply to the 26th Floor Space and that in lieu thereof, the provisions of this Paragraph 13 shall apply. Tenant shall have one option to renew the term of this Lease, as to the 26th Floor Space on all of the terms and conditions set forth in the Lease, except as set forth below. The renewal term shall be five (5) years (the “26 Renewal Option”), commencing April 1, 2028 and ending March 31, 2033 (the “26 Renewal Term”).

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(a)         The Tenant’s right to renew the term of this Lease as to the 26th Floor Space shall be conditioned on this Lease being in full force and effect and no default existing hereunder beyond the expiration of any applicable notice and cure period at the time of the delivery of the 26 Renewal Notice (as defined below) or on the effective date of the 26 Renewal Term. Tenant may exercise the 26 Renewal Option by delivering written notice to Landlord, not later than April 1, 2027 (a “26 Renewal Notice”).

(b)         The 26 Renewal Option is personal to the Tenant herein named and any assignees permitted under the Lease and may not be severed from this Lease nor separately sold or assigned.

(c)         If Tenant timely exercises the 26 Renewal Option, the term of this Lease with respect to the 26th Floor Space shall be renewed for the 26 Renewal Term. The renewal of this Lease with regards to the 26th Floor Space for the 26 Renewal Term shall be on all of the same terms, covenants and conditions of the Lease, except that during the Renewal Term:

(i)       Landlord shall have no obligation to perform any work in the Premises;

(ii)       Tenant shall not be entitled to any Landlord work contribution or Landlord construction allowance; and

(iii)       Tenant shall not be entitled to any rent credit, concession or abatement.

(d)         Fixed Rent during the 26 Renewal Term shall be as follows:

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Fixed Rent for Renewal Term for 26th Floor
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month
April 1, 2028 – March 31, 2029	$738,841.72	$61,570.14
April 1, 2029 – March 31, 2030	$757,312.76	$63,109.40
April 1, 2030 – March 31, 2031	$776,245.58	$64,687.13
April 1, 2031– March 31, 2032	$795,651.72	$66,304.31
April 1, 2032 – March 31, 2033	$815,543.01	$67,961.92

With respect to the 26th Floor Space, during the 26 Renewal Term, Tenant shall be responsible for all additional rent including, without limitation, water, sewer and sprinkler charges, electricity charges, and real estate tax escalation as set forth in the Lease. During the 26 Renewal Term, Tenant shall pay real estate tax escalation with respect to the 26th Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing July 1, 2028 and ending June 30, 2029, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption.

14.       Scaffolding Penalty. Paragraph 9 of the Eighth Amendment is hereby deleted and of no force and effect.

15.       Elevator. Landlord agrees that in connection with the elevator modernization being performed in the Building, Landlord shall cause Elevator #11 to be programmed to stop at the 2nd Floor Mezzanine level of 512 Seventh Avenue. Tenant, at its sole cost and expense, shall create the opening for the elevator and shall pay the cost of the elevator door installation.

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16.	Signage at Second Entrance of 512 Seventh Avenue

16.1       Subject to the limitations and conditions set forth in this Article, Tenant may install and shall maintain, at Tenant's sole cost and expense, a sign for “DKNY” or any other G-III brand above the secondary entrance on Seventh Avenue, in the location depicted on Exhibit C hereto. Tenant covenants and agrees that said location shall be the sole and only place where Tenant may install the sign for “DKNY” or any other G-III brand on the exterior of the Building. Tenant shall comply with all applicable laws with respect to the installation and maintenance of the sign for “DKNY” or any other G-III brand, and shall pay all permit and other fees and/or fines and penalties imposed against the Building and/or Landlord as a result of said sign.

16.2       Tenant shall submit to Landlord, for Landlord's prior approval (which approval shall be exercised in a reasonable manner) a sketch in scale of the proposed sign, designating colors and showing the size, manner of illumination and general appearance thereof, together with a statement specifying the manner in which the sign and gates are to be affixed to the premises. Tenant shall not commence the work of installing said sign and protective gates unless and until Landlord shall have approved the same in writing, such approval not to be unreasonably withheld, conditioned or delayed.

16.3       Tenant shall, at its own cost and expense, obtain and exhibit to Landlord such permits or certificates of approval as Tenant may be required to obtain from any and all City and State authorities having jurisdiction covering the erection, installation, maintenance or use of said sign, and Tenant shall maintain the said sign together with any appurtenances thereto in good order and condition and to the satisfaction of the Landlord and in accordance with any and all orders, regulations, requirements and rules of any public authorities having jurisdiction thereover.

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16.4       Tenant shall remove said sign at the expiration of the term hereof and shall repair any damage to the exterior of the Building caused by the removal of such sign.

16.5       Landlord makes no representation whatsoever with respect to use of the secondary entrance to the Building on Seventh Avenue. Tenant may, at its sole cost and expense, utilize such entrance, and if so used, Tenant shall be responsible for all work to prepare such entrance for use, maintenance of the entrance and stairs and compliance with applicable laws.

17.         Insurance. Tenant hereby agrees to (at Tenant’s sole cost and expense) procure and maintain in full force and effect throughout the remainder of term of the Lease (and any extension thereof) any and all additional insurance in the forms and with the minimum limits reasonably required by Landlord. All such insurance shall (i) name Landlord, Landlord’s managing agent, and such other parties as Landlord shall require as certificate holder and additional insured and (ii) extend to all floors (and partial floors) comprising the Premises. Concurrently with its execution and delivery of this Agreement, Tenant shall furnish to Landlord documentation (including, without limitation certificates and endorsements) evidencing Tenant’s having obtained such insurance and paid the premiums for such insurance.

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18.         Right of First Offer. Provided that (i) this Lease is in full force and effect, (ii) no uncured default then exists hereunder, and (iii) Tenant is then in actual physical occupancy of at least eighty percent (80%) of the Premises as they are comprised as of the date of this Ninth Amendment, which occupancy includes the entire 2,3 at 500 Space, if Landlord determines to offer for lease the balance of the third (3rd) floor of 500 Seventh Avenue (i.e., third (3rd) floor south) which is contiguous with the Premises (the “ROFO Space”), Landlord shall, before entering into a new written lease of the ROFO Space with a third party tenant, first send a notice to Tenant (the “Offer Notice”) stating that Landlord intends to offer for lease the ROFO Space. Tenant shall then have the right, exercisable within thirty (30) days after Tenant’s receipt of the Offer Notice, time being of the essence, to notify Landlord in writing of Tenant’s desire to lease the ROFO Space on the Offer Terms (as defined below), without modification. If Tenant timely exercises such right, on the date upon which Landlord delivers vacant possession of the ROFO Space to Tenant in its then “as is” condition (the “ROFO Space Inclusion Date”), the ROFO Space shall be added to and included within the Premises upon all of the Offer Terms and, to the extent not in conflict with the Offer Terms, on the terms and conditions set forth in the Lease (it being understood that if and to the extent of any inconsistency between the Offer Terms and the terms set forth in the Lease, the Offer Terms shall prevail as to the lease of the ROFO Space). If Tenant exercises its right of first offer in accordance with this Paragraph, such exercise shall be irrevocable by Tenant. In the event Tenant fails to exercise its right of first offer within such thirty (30) day period, time being of the essence, then Landlord shall thereafter be free for the remainder of the term (and beyond) to lease the ROFO Space to any third party at such rent and upon such conditions as Landlord may determine in Landlord’s sole and absolute discretion; provided, however, that such failure by Tenant shall have no bearing on Tenant’s other obligations under this Lease, and Tenant’s lease of the Premises (excluding the ROFO Space) shall continue in full force and effect on all of its terms except that Tenant shall have no further option to lease the ROFO Space and this paragraph shall be of no force or effect. Notwithstanding the foregoing, Tenant’s right to lease the ROFO Space hereunder shall be contingent upon no uncured default existing at the time Landlord tenders possession of the ROFO Space to Tenant.

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For the sake of certainty, Landlord shall have the absolute right to deliver the Offer Notice irrespective of whether the ROFO Space is or is not occupied by another tenant or occupant (provided, however, that Landlord shall (i) include the anticipated delivery date (ie. the date upon which Landlord anticipates delivering to Tenant vacant possession of the ROFO Space) in the Offer Notice, and (ii) shall use commercially reasonable efforts to deliver the Offer Notice no more than twelve (12) months prior to such anticipated delivery date. However, any failure by Landlord to deliver the Offer Notice no earlier than twelve (12) months prior to the anticipated delivery date shall have no bearing whatsoever on Tenant’s deadline for exercising its right of first offer within the thirty (30) day period set forth in the preceding paragraph. Also any occupancy of the ROFO Space by another tenant or occupant at the time of delivery of the Offer Notice shall have no bearing whatsoever on Tenant’s deadline for exercising its right of first offer within the thirty (30) day period set forth in the preceding paragraph. If the ROFO Space is occupied at the time of Landlord’s providing the Offer Notice (and Tenant timely exercises the right of first offer in accordance with the preceding paragraph), Landlord’s delivery of the ROFO Space to Tenant shall be subject to Landlord’s regaining possession thereof from the tenant or occupant then occupying same and Landlord shall not be liable to Tenant if Landlord is unable to obtain possession of the ROFO Space in a timely fashion for any reason. If possession is not obtained by Landlord by the anticipated delivery date provided in the Offer Notice, Landlord shall provide Tenant with written notice as to an updated anticipated delivery date (“Update Notice”). Tenant shall have the right, exercisable within forty-five (45) days of receipt of the Update Notice, to revoke its right of first offer, and upon doing so, Tenant shall have no further rights or options under this paragraph. Landlord shall have no obligation whatsoever to commence litigation or take any other action whatsoever to regain possession of the ROFO Space.

The rights conferred upon Tenant pursuant to this Article are personal to Tenant and are not assignable or transferable to any third party, other than assignees permitted under the Lease.

Tenant’s rights under this Article shall be subject and subordinate to any and all options, rights of first offer and/or rights of first refusal and/or expansion rights and other like rights heretofore granted by Landlord to tenants of the Building under leases of space in the Building in existence on the date hereof, as well as to Landlord’s absolute right, in Landlord’s absolute discretion, (i) to renew or extend any existing lease(s) covering all or any portion of the ROFO Space to the then tenant(s) of all or a portion thereof, or (ii) to expand the rentable area of the demised premises leased under now-existing leases (as the same may theretofore have been renewed or extended) to the then tenant(s) of all or a portion of the ROFO Space, in the case of both (i) and (ii) above, even in the absence of a renewal, extension, expansion or other option contained therein.

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Promptly after Tenant’s timely exercise of the right of first offer set forth herein, Landlord and Tenant shall enter an amendment to the Lease prepared by Landlord confirming the terms upon which Landlord shall lease to Tenant the ROFO Space (which shall be all of the Offer Terms and, to the extent not in conflict with the Offer Terms, all of the terms and conditions set forth in this Lease), but the failure to do so shall not impair, affect or reduce the parties’ obligations with respect to the lease of such ROFO Space.

“Offer Terms” shall have the following meaning: (i) the term of Tenant’s lease of the ROFO Space shall be co-terminous with the term of Tenant’s lease of the 2, 3 Space at 500, (ii) Tenant shall pay to Landlord a per rentable square foot Fixed Rent as set forth in the Offer Notice, multiplied by the rentable square footage of the ROFO Space, with Two Dollars ($2.00) per rentable square foot increase in years 4 and 6 of the option term, and two and a half percent (2.5%) annual escalation, and other terms consistent with the parties’ prior dealings, (iii) Tenant shall not be entitled to any credit against Tenant’s obligation to pay Fixed Rent or additional rent for the ROFO Space (except as set forth in the Offer Notice), and (iv) Tenant shall not receive any work contribution or allowance (except as set forth in the Offer Notice).

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19.         Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, reasonable attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. The provisions of this Article shall survive the expiration or sooner termination of the Lease.

20.         Ratification. This Agreement amends and forms a part of the Lease. Landlord and Tenant hereby ratify and confirm their obligations under the Lease and represent and warrant to each other that each has no defenses thereto. Additionally, Landlord and Tenant further confirm and ratify that, as of the date hereof, (i) the Lease is and remains in good standing and in full force and effect, (ii) each has no claims, counterclaims, set-offs or defenses against the other arising out of the Lease, and other leases for space occupied by Tenant in the buildings, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (iii) except as may be otherwise be expressly set forth in the Lease, Tenant is not entitled to any free rent, rent abatement, Landlord’s work contribution or allowance, or Landlord’s work. Tenant acknowledges that to Tenant’s knowledge, Landlord has performed all obligations imposed on Landlord by the Lease, and other leases for space occupied by Tenant in the Building, prior to the date hereof.

21.         Entire Agreement; No Waiver. This Agreement, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought. No waiver by either party or any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

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22.         Submission of Amendment. The submission by Landlord to Tenant of this Agreement shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant or its representative.

23.         Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the remaining terms of this Lease, the terms of this Agreement shall govern and control. This Agreement shall be governed by the laws of the State of New York.

24.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

25.         No Recordation. Landlord and Tenant agree that this Agreement shall not be recorded.

26.         Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever between or including the parties, including, but not limited to, insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party hereto reimbursement for all actual reasonable out-of-pocket attorneys’ fees and costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a final unappealable judgment, decree or order is rendered.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have duly executed this Agreement as of the date first written above.

LANDLORD:

500-512 SEVENTH AVENUE LIMITED PARTNERSHIP
By: 500-512 Seventh Avenue GP, LLC

By:	/s/ Joseph Chetrit
Joseph Chetrit, Vice President

TENANT:

G-III LEATHER FASHIONS, INC.

By:	/s/ Jeff Goldfarb
Jeff Goldfarb, Vice President

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EXHIBIT A

2, 3 at 500 Space and 26th Floor Space

500 7th Avenue

2nd Floor

West 38th Street
B01
Vacant
COURT
7th Avenue
West 37th Street
N

Date Printed: 3/22/2017

500-512 Seventh Avenue Limited Partnership

Not to scale. All dimensions and conditions are approximate and for information only.

500 7th Avenue

3rd Floor

West 38th Street
B01
Vacant
COURT
7th Avenue
West 37th Street

Date Printed: 3/22/2017

500-512 Seventh Avenue Limited Partnership

N

Not to scale. All dimensions and conditions are approximate and for information only.

FREIGHT ELEVATOR LOBBY
ELEVATOR LOBBY
SINGLE TENANT OFFICE SPACE
STAIRS
ROOF OF FL-15
BUILDING LINE

GIII - 512 7TH AVE 26th FLOOR
01/18/17

NELSON

EXHIBIT B

Landlord’s Work

1.	Demolish existing conditions within the 2, 3 at 500 Space.

2.	Deliver the 2, 3 at 500 Space in broom clean.

3.	Install a sign for Tenant at the 512 entrance on Seventh Avenue which is one-and-one-half (1.5) times larger than the existing sign (this work shall not be required to be performed prior to the Landlord’s delivery of the 2, 3 at 500 Space in a manner and a time frame mutually agreed to by Landlord and Tenant).

EXHIBIT C

Location of Sign for “DKNY” or Any Other G-III Brand

EXHIBIT D

Dedicated Elevators

RATIFICATION AND CONFIRMATION OF GUARANTY

The undersigned, as guarantors (“Guarantors”) of the Lease, hereby ratify and confirm their Guaranty dated June 16, 2016 and hereby consent to the execution and delivery of this Ninth Amendment by Tenant. The undersigned Guarantors further agree that from and after the date hereof such Guaranty shall be fully applicable to the Lease as amended by this Ninth Amendment and shall be for the benefit of Landlord and its successors and assigns.

G-III APPAREL GROUP, LTD.

By:	/s/ Wayne Miller
Name: Wayne Miller
Title: Chief Operating Officer

By:	/s/ Jeff Goldfarb
Name: Jeff Goldfarb
Title: Executive Vice President